Exhibit 10.1

EXHIBIT A

THE HAIN CELESTIAL GROUP, INC.

INDUCEMENT GRANT

PERFORMANCE UNITS AGREEMENT

This Inducement Grant Performance Units Agreement (this “Agreement”) is made and entered into as of November 6, 2018 (the “Grant Date”) by and between The Hain Celestial Group, Inc., a Delaware corporation (the “Company”) and Mark L. Schiller (the “Participant”).

WHEREAS, as an inducement to the Participant to commence employment with the Company, the Compensation Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Units (as defined herein) provided for herein; and

WHEREAS, it is intended that the award of Units comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Listing Rules.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. The Units have not been granted pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”). However, as set forth below, unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan (the “Applicable Plan Provisions”).

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.    ADMINISTRATION.

All questions of interpretation concerning this Agreement shall be determined by the Compensation Committee. All determinations by the Compensation Committee made reasonably and in good faith shall be final and binding upon all persons having an interest in the Award, provided that any dispute with respect to the reason for the Participant’s termination of employment shall be resolved by binding arbitration in accordance with that certain Employment Agreement by and between the Company and the Participant dated as of October 26, 2018 (the “Employment Agreement”) and the determination of the Compensation Committee shall not be considered final or binding or entitled to any presumption of correctness.

Exhibit A

3.    THE AWARD.

3.1    Grant of Units. On the Grant Date, subject to the provisions of this Agreement, the Participant has been granted a right (“Units”) to receive Shares based on the terms and conditions set forth in this Agreement, which will be earned and vested (or not) as set forth in Section 4, with 1,050,000 representing the maximum number of Units that may become Vested Units as set forth in 4.3, all subject to adjustment as provided in Section 8. Each Unit represents a right to receive one (1) Share on the Settlement Date (as defined below).

3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Subsidiaries for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.    VESTING OF UNITS.

4.1    General. Subject to the Participant’s continued employment or other service with the Company or its Subsidiaries through the last day of the Performance Period (as defined below) or a Qualifying Termination as defined in Section 4.3, the maximum number of Units that may be earned (the “Performance Units”) shall be based upon the Company’s 3-Year Compound Annual Total Shareholder Return (as defined below) for the Performance Period (as defined below) in accordance with the following schedule:

Compound Annual Total Shareholder Return over Performance Period	Number of Performance Units
At least 15% but below 20%	350,000
At least 20% but below 25%	525,000
At least 25% but below 30%	700,000
At least 30% but below 35%	875,000
At least 35%	1,050,000

The maximum award that may be achieved shall be 1,050,000 Units and no Units will vest if the 3-Year Compound Annual Total Shareholder Return is below 15%.

In addition to the performance vesting requirements described above, the Performance Units shall be subject to the time-based vesting schedule set forth in Section 4.3 below.

4.2    Performance Based Vesting—Determination of 3-Year Compound Annual Total Shareholder Return.    Compound Annual Total Shareholder Return (“TSR”) means the

Exhibit A

compound annual growth rate over the Performance Period, expressed as a percentage, from the Initial Share Price to the Ending Average Share Price plus reinvested dividends over the Performance Period, subject to the following definitions and parameters associated with the calculation:

•

“Ending Average Share Price” will mean the average of the daily closing prices per share of the Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the 60 trading days ending on and including the applicable Date of Determination, except that in the event of a Change in Control described in Section 2.a, 2.c or 2.d of Schedule A to the Employment Agreement, the Ending Average Share Price will be equal to the value of the consideration paid or exchanged for a Share pursuant to the terms of the Change in Control. For avoidance of doubt, in the event of a Change in Control described in Section 2.b, the Ending Average Share Price will be based on the average of the daily closing prices on the 60 trading days ending on the Date of Determination as described above.

•	“Date of Determination” will mean the earlier of (A) a Change in Control: (B) the Participant’s Qualifying Termination; or (C) the third anniversary of the Grant Date.

•	“Initial Share Price” will mean the closing stock price on the Grant Date.

•	“Performance Period” will mean the period beginning on the Grant Date and ending on the Date of Determination.

Dividends that have an ex-dividend date during the Performance Period shall be included in the calculation assuming the reinvestment of such dividends as of the applicable ex-dividend date, and dividends shall include the per share value of any cash or stock dividends, including the per share value as determined in good faith by the Company’s Board of Directors of a dividend issued in any Company spin-off of assets or subsidiary stock.

Notwithstanding the foregoing, if the Participant has a Qualifying Termination or if a Change in Control occurs prior to the first anniversary of the Grant Date, TSR will be computed as if the Date of Determination were the first anniversary of the Grant Date. For avoidance of doubt, if the Participant has a Qualifying Termination or if a Change in Control occurs prior to the first anniversary of the Grant Date, the Performance Period shall be treated as one year for purposes of computing TSR.

The Compensation Committee shall determine the Company’s Compound Annual Total Shareholder Return. For clarity, the Compensation Committee may use the services of an independent third party consultant to the Company to assist with such determination.

4.3    Time-Based Vesting. Subject to the performance vesting requirements set forth in Section 4.1, the Performance Units shall become vested and earned (the “Vested Units”) on the following vesting dates (each such date a Vesting Date):

(a)    If the Participant remains in the continuous employment or other service relationship with the Company through the third anniversary of the Grant Date (including on or after a Change in Control), 100% of the Performance Units as determined pursuant to Section 4.1 shall be vested on the third anniversary of the Grant Date; and

Exhibit A

(b)    In the event that the Participant experiences a Qualifying Termination prior to the third anniversary of the Grant Date, the Participant shall earn a pro rata number of Performance Units as determined pursuant to Section 4.1 upon the occurrence of a “Qualifying Termination” as follows:

4.3.1    In the event that the Participant’s service is terminated by the Company without Cause or, by the Participant for Good Reason, death, or Disability (each of which shall be a “Qualifying Termination”) prior to a Change in Control, then the number of Performance Units that will be vested on the Qualifying Termination date will be prorated based on the number of full calendar months the Participant spent on the active payroll during the Performance Period, divided by 36 months.

4.3.2    In the event that the Participant has a Qualifying Termination on or after a Change in Control, then the number of Performance Units that will be vested on the date of the Qualifying Termination will be prorated as follows:

•

If the Participant has a Qualifying Termination on or after a Change in Control, and such Qualifying Termination occurs on or prior to the first anniversary of the Grant Date, the number of Performance Units that will vest as calculated based on performance and as determined pursuant to Section 4.1 will be multiplied by 1/3;

•

If the Participant has a Qualifying Termination on or after a Change in Control, and such Qualifying Termination occurs after the first anniversary but on or prior to the second anniversary of the Grant Date, the number of Performance Units that will vest as calculated based on performance and as determined pursuant to Section 4.1 will be multiplied by 2/3; and

•

If the Participant has a Qualifying Termination on or after a Change in Control, and such Qualifying Termination occurs after the second anniversary, no proration will be applied to the Performance Units and 100% of the Performance Units as determined pursuant to Section 4.1 shall be vested.

For the avoidance of doubt, if the Participant’s service is terminated for any reason other than the foregoing, the Units shall be immediately forfeited and cancelled without consideration.

For purposes of this Section 4.3 only, capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Employment Agreement.

4.4    Definition of Change in Control. Change in Control for purposes of this Agreement has the meaning set forth in the Employment Agreement.

Exhibit A

5.    DIVIDENDS CREDITED ON THE UNITS.

5.1    The Vested Units will earn dividend equivalents in the form of additional Units. Specifically, as of each dividend payment date for Company common stock during the period beginning on the Grant Date and ending on the Vesting Date, the Participant’s account will be credited with additional Units (“Dividend Equivalent Units”) equal in number to the number of shares of Company common stock that could be bought with the cash dividends that would be paid on the Vested Units if each Unit were a share of Company common stock. The number of Units that results from the calculation will be to two decimal places.

5.2    The number of shares of Company common stock that could be bought with the cash dividends will be calculated based on the “Fair Market Value” of Company common stock on the applicable dividend payment date. “Fair Market Value” here means the average of the high and the low per share trading prices for Company common stock as reported in The Wall Street Journal for the specific dividend payment date, or in such other source as the Company deems reliable.

5.3    Dividend Equivalent Units will vest at the same time and in the same manner as the Vested Units with which they are associated.

6.    SETTLEMENT OF THE AWARD.

6.1    Issuance of Shares of Stock. Subject to the provisions of Section 6.3 below, within [30] days of the Vesting Date (the “Settlement Date”), the Company shall issue to the Participant in settlement of the Vested Units, the number of Shares equal to the Vested Units, and all Units will terminate and cease to be outstanding upon such issuance of the Shares.

6.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and issuance of the Shares may be delayed where the Company reasonably anticipates that the making of the payment will violate Federal securities law or other applicable law; provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

6.4    Retention of Shares. The Participant must hold any Shares (net of any Shares withheld to pay applicable taxes) earned pursuant to a Vested Unit until the earlier of (a) the first anniversary of the Settlement Date, (b) a Qualifying Termination of the Participant’s employment or other service relationship with the Company, or (c) a Change in Control.

Exhibit A

7.    TAX IMPLICATIONS.

7.1    In General. The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company (or its Affiliate or Subsidiary), if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s (or its Affiliate’s or Subsidiary’s) actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s responsibility and liability.

7.2    Withholding in Shares. The Company may require the Participant to satisfy all or any portion of tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable maximum statutory withholding rates.

8.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the fair market value of Shares, appropriate and proportionate adjustments shall be made in the number of Performance Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9.    RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT. The Participant shall have no rights as a stockholder with respect to any Performance Units until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Sections 5 and 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall

Exhibit A

confer upon the Participant any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s service at any time.

10.    MISCELLANEOUS PROVISIONS.

10.1    Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.

10.2    Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

10.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.

(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Exhibit A

(b)    Consent to Electronic Delivery and Execution. The Participant acknowledges that the Participant has read Section 10.5 of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a). Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Applicable Plan Provisions and this Agreement.

10.6    Integrated Agreement. This Agreement and the Applicable Plan Provisions, together with the Employment Agreement governing this Award shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

10.7    Section 409A. This Agreement and the Units granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the Units fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).

Exhibit A

10.8    Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.

10.9    Severability. If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

10.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11    Acceptance. By signing the Agreement, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Applicable Plan Provisions , (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Applicable Plan Provisions and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement except as otherwise provided in this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Andrew R. Heyer
Name:	Andrew R. Heyer
Title:	Lead Independent Director

Address:	1111 Marcus Avenue, Suite 1 Attention: General Counsel Lake Success, NY 11042

MARK L. SCHILLER

/s/ Mark L. Schiller
Signature

November 6, 2018
Date

Address:

Exhibit A